Exhibit 21.1

SUBSIDIARIES

The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as follows:

Name of Subsidiary	Jurisdiction of Incorporation	Ownership of Securities
Mitel U.S. Holdings, Inc.	Delaware	Wholly-owned by the Corporation

Mitel (Delaware), Inc.	Delaware	Wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Cloud Services, Inc.	Texas	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Communications Inc.	Delaware	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Technologies, Inc.	Arizona	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Leasing, Inc.	Arizona	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Business Systems, Inc.	Arizona	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Networks, Inc.	Delaware	Wholly-owned by Mitel (Delaware), Inc., which is in turn wholly-owned by Mitel US Holdings, Inc. which is in turn wholly-owned by the Corporation

Mitel Europe Limited	UK	Wholly-owned by the Corporation

Mitel Networks Holdings Limited	United Kingdom	Wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Mitel Networks Limited	United Kingdom	Wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Mitel Deutschland GmbH	Germany	Wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

DeTeWe Communications GmbH	Germany	Wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Mitel France SAS	France	Wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Mitel Italia SpA	Italy	Wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Mitel Schweiz AG	Switzerland	Wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Aastra Telecom Europe A/S	Denmark	Wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Mitel Spain, S.L.	Spain	Wholly-owned by Aastra Telecom Europe A/S, which is in turn wholly-owned by the Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Mitel Belgium SA	Belgium	Wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Mitel Lease SA	Belgium	Wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Mitel Sweden AB	Sweden	Wholly-owned by Aastra Telecom Europe A/S, which is in turn wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Telepo Limited	UK	Wholly-owned by Aastra Telecom Europe A/S, which is in turn wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Telepo Holding AB	Sweden	Wholly-owned by Telepo Limited, which in turn is wholly-owned by Aastra Telecom Europe A/S, which is in turn wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Mitel Communications AB	Sweden	Wholly-owned by Telepo Holding AB, which is in turn wholly-owned by Telepo Limited, which is in turn wholly-owned by Aastra Telecom Europe A/S, which is in turn wholly-owned by Mitel Europe Limited, which is in turn wholly-owned by the Corporation

Mitel do Brasil Comercio e Servicos de Telecomunicacoes Ltda.	Brasil	Wholly-owned by the Corporation

Mitel Incorporated Mexico S.A. de C.V.	Mexico	Wholly-owned by the Corporation